As filed with the Securities and Exchange Commission on April 1, 2011 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CONVERTED ORGANICS INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4075963

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
137A Lewis Wharf
Boston, MA 02110
(Address, including zip code, of registrant’s principal executive offices)
CONVERTED ORGANICS INC. 2010 OMNIBUS STOCK COMPENSATION PLAN
(Full title of the plans)
Edward J. Gildea
137A Lewis Wharf
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Ralph De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Professional Corporation
(215) 665-5542
Facsimile: (215) 701-2478
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of each Class of	Amount being	Offering Price Per	Aggregate Offering	Amount of
Security being Registered	Registered (1)	Security (3)	Price (3)	Registration Fee
Common Stock, $0.001 par value	11,968,911 (2)	$0.34	$4,069,429.74	$472.46

(1)	The number of shares being registered represents the aggregate number of shares of common stock of Converted Organics Inc. issuable under Converted Organics Inc. 2010 Omnibus Stock Compensation Plan (the “2010 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Converted Organics Inc. common stock that may be granted under the 2010 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 11,968,911 additional shares of common stock available for issuance under the 2010 Plan. This amount represents the shares by which the 2010 Plan automatically increased on January 1, 2011 pursuant to the evergreen provision therein.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices as reported on the NASDAQ Capital Market on March 29, 2011, which was $0.34 per share.

PART I
INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS
     Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Converted Organics Inc. 2010 Omnibus Stock Compensation Plan (the “2010 Plan”) in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”). These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     The registrant filed with the Commission the following Registration Statement on Form S-8 relating to shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the 2010 Plan, and, pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement on Form S-8 filed July 30, 2010 (File No. 333-168430) are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.
     The registrant is hereby registering an additional 11,968,911 shares of Common Stock issuable under the 2010 Plan, bringing the total number of shares registered for purchase under the Plan to 15,426,958 shares.

Item 8.	Exhibits.

Exhibit
Number	Description
3.1	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)
3.2	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed September 15, 2009)
3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 30, 2010)
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)
3.5
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated October 18, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 19, 2010)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)
4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)
4.3
Class A and Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

Exhibit
Number	Description
4.4	Form of Representative’s Purchase Warrant issued in IPO (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)
4.5	Form of Class C Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)
4.6	Form of Class D Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)
4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed May 20, 2009 and to Exhibit 10.1 to our current report on Form 8-K filed May 27, 2009)
4.8	Form of Class F Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed July 16, 2009)
4.9	Form of Class G Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed September 14, 2009)
4.10	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)
4.11	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd. (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed September 14, 2009)
4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)
4.13	Form of Representative’s Purchase Option issued in October 2009 Offering (incorporated by reference to Exhibit 4.15 to our Form S-1 filed October 14, 2009)
4.14	Form of Iroquois Master Fund Ltd. Warrant dated April 20, 2010 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed April 21, 2010)
4.15	Form of convertible note issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed December 17, 2010)
4.16	Form of Series A Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.2 to our current report on Form 8-K filed December 17, 2010)
4.17	Form of Series B Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.3 to our current report on Form 8-K filed December 17, 2010)
4.15	Form of Series C Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.4 to our current report on Form 8-K filed December 17, 2010)
5	Opinion of Cozen O’Connor
23.1	Consent of CCR LLP
23.2	Consent of Cozen O’Connor (included in Exhibit 5)
24	Power of Attorney (included on signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 1, 2011.

CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
	Name:	Edward J. Gildea
	Title:	President, Chief Executive Officer, and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Gildea, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Edward J. Gildea Edward J. Gildea	Chairman, President and Chief Executive Officer	April 1, 2011

/s/ David R. Allen David R. Allen	Chief Financial Officer, Chief Accounting Officer, Executive Vice President of Administration	April 1, 2011

/s/ Robert E. Cell Robert E. Cell	Director	April 1, 2011

/s/ John P. DeVillars John P. DeVillars	Director	April 1, 2011

/s/ Edward A. Stoltenberg Edward A. Stoltenberg	Director	April 1, 2011

/s/ Marshall Sterman Marshall Sterman	Director	April 1, 2011

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)
3.2	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed September 15, 2009)
3.3	Registrant’s Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 30, 2010)
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)
3.5
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated October 18, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 19, 2010)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)
4.2	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)
4.3
Class A and Class B Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.4	Form of Representative’s Purchase Warrant issued in IPO (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)
4.5	Form of Class C Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)
4.6	Form of Class D Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed May 13, 2009)
4.7	Form of Class E Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed May 20, 2009 and to Exhibit 10.1 to our current report on Form 8-K filed May 27, 2009)
4.8	Form of Class F Warrant (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed July 16, 2009)
4.9	Form of Class G Warrant (incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed September 14, 2009)
4.10	Form of Class H Warrant (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed November 16, 2009)
4.11	Secured Convertible Promissory Note dated September 14, 2009 payable to Iroquois Master Fund Ltd. (incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed September 14, 2009)
4.12	Class H Warrant Agreement between the Registrant and Computershare Trust Company N.A., dated October 20, 2009 (incorporated by reference to Exhibit 10.3 to our Form 8-K filed on October 21, 2009)

Exhibit
Number	Description
4.13	Form of Representative’s Purchase Option issued in October 2009 Offering (incorporated by reference to Exhibit 4.15 to our Form S-1 filed October 14, 2009)
4.14	Form of Iroquois Master Fund Ltd. Warrant dated April 20, 2010 (incorporated by reference to Exhibit 4.1 to our Form 8-K filed April 21, 2010)
4.15	Form of convertible note issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed December 17, 2010)
4.16	Form of Series A Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.2 to our current report on Form 8-K filed December 17, 2010)
4.17	Form of Series B Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.3 to our current report on Form 8-K filed December 17, 2010)
4.15	Form of Series C Warrant issued in December 17, 2010 offering (incorporated by reference to Exhibit 4.4 to our current report on Form 8-K filed December 17, 2010)
5	Opinion of Cozen O’Connor
23.1	Consent of CCR LLP
23.2	Consent of Cozen O’Connor (included in Exhibit 5)
24	Power of Attorney (included on signature page)